UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2007

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 24, 2007, our Board of Directors, meeting in executive session and upon the recommendation of the Compensation Committee, approved the Xedar Corporation Calendar 2007 Management Incentive Plan (the "Plan") to provide for the payment of certain incentive compensation, in cash and restricted stock units, to Plan participants if we achieve certain financial performance targets specified in the Plan.  Hugh H. Williamson, III, our President and CEO, has been named as a Plan participant.  Pursuant to the Plan, Mr. Williamson (i) shall receive an annual base salary, retroactive to January 1, 2007, equal to $230,000 per year, payable bi-monthly (payment of which, at the time of this report, Mr. Williamson has elected to defer); (ii) a cash incentive bonus payment equal to 50% of his annual base salary in the event three or more acquisitions in our IT Security Consulting business division are completed and we have a positive EBITDA (as defined in the Plan) for calendar 2007; and (iii) a grant of our restricted common stock having a market value at the time of grant equal to 33% of his annual base salary if results of operations, on a consolidated basis, improve by 15% during 2007 and we have a positive EBITDA for calendar 2007.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Xedar Corporation Calendar 2007 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2007

Xedar Corporation

By: /s/ Hugh Williamson III
President and CEO

Exhibit Index

Number	Description
10.1	Xedar Corporation Calendar 2007 Management Incentive Plan